Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

The Herzfeld Caribbean Basin Fund, Inc.

 (Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement if other than the Registrant)

The Herzfeld Caribbean Basin Fund, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
November 10, 2015

Miami Beach, Florida
August 31, 2015

TO THE STOCKHOLDERS OF
 THE HERZFELD CARIBBEAN BASIN FUND, INC.:

The Annual Meeting of Stockholders of The Herzfeld Caribbean Basin Fund, Inc. (the “Fund”) will be held on November 10, 2015, at 2:00 p.m. Eastern Time at 119 Washington Avenue, Suite 504, Miami Beach, FL 33139, for the following purposes (the “Annual Meeting”):

Proposal (1):	The election of two Class I directors; and,

Other Business:	To transact such other business as may properly come before the meeting and any adjournments thereof.

The subjects referred to above are discussed in detail in the Proxy Statement accompanying this notice. Each stockholder is invited to attend the Annual Meeting in person. Stockholders of record at the close of business on August 13, 2015, have the right to vote at the meeting. If you cannot be present at the Annual Meeting, we urge you to fill in, sign, and promptly return the enclosed proxy card in order that the Annual Meeting can be held without additional expense and a maximum number of shares may be voted.

REANNA J. M. LEE
Secretary

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on November 10, 2015
The proxy statement and annual report to stockholders are available at http://www.herzfeld.com/cuba.htm or by calling the
Secretary of the Fund, Reanna Lee at 800-854-3863 or 305-271-1900.

YOUR VOTE IS IMPORTANT
 NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN VOTING YOUR PROXY PROMPTLY. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

The Herzfeld Caribbean Basin Fund, Inc.
119 Washington Avenue, Suite 504, Miami Beach, Florida 33139

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
NOVEMBER 10, 2015

This statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Herzfeld Caribbean Basin Fund, Inc. (the “Fund”), a Maryland corporation, for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 119 Washington Avenue, Suite 504, Miami Beach, FL 33139, on November 10, 2015 at 2:00 p.m. Eastern Time. Stockholders of the Fund are being asked to vote on the election of two Class I directors.

Proxies may be solicited by mail, telephone, telegraph and personal interview. The Fund has also requested brokers, dealers, banks or voting trustees, or their nominees, to forward proxy material to the beneficial owners of stock of record. You may revoke your proxy at any time prior to the exercise thereof by submitting a written notice of revocation or subsequently executed proxy to the Secretary of the Fund at the address set forth above. Signing and mailing the proxy will not affect your right to give a later-dated proxy or to attend the Annual Meeting and vote your shares in person. There is no stockholder statutory right of appeal or dissident with respect to any matters to be voted on at the Annual Meeting. The cost of soliciting proxies will be paid by the Fund. This proxy statement is expected to be distributed to stockholders on or about August 31, 2015.

THE PERSON NAMED IN THE ACCOMPANYING PROXY WILL VOTE THE NUMBER OF SHARES REPRESENTED THEREBY AS DIRECTED OR, IN THE ABSENCE OF SUCH DIRECTION, FOR THE NOMINEE(S) FOR DIRECTOR AND TO TRANSACT SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

The Fund’s shares of beneficial interest trade on the NASDAQ Capital Market under the ticker symbol “CUBA.”

On August 13, 2015, the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting, or any adjournment thereof, there were issued and outstanding 5,599,584 shares of Common Stock of the Fund, each entitled to one vote, constituting all of the Fund’s then outstanding securities.

At the Annual Meeting, a quorum shall consist of the holders of a majority of the outstanding shares of the Common Stock of the Fund entitled to vote at the meeting. If a quorum is present, a plurality of all votes cast at the Annual Meeting shall be sufficient for the approval of Proposal 1. Under Maryland law, abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the Annual Meeting, but will be treated as votes not cast, and therefore, will not be counted for purposes of determining whether matters to be voted upon at the Annual Meeting have been approved.

The Fund will furnish, without charge, a copy of its annual report for its fiscal year ended June 30, 2015, to any stockholder requesting such report.

Requests for the annual report or semi-annual report should be made in writing to the Fund at the address set forth above or by calling the Secretary of the Fund, Reanna Lee, at 800-854-3863 or 305-271-1900.

ELECTION OF DIRECTORS
(Proposal 1)

Two directors are to be elected at the Annual Meeting. Pursuant to the Fund’s By-Laws, the directors are classified into three classes with respect to the year of expiration of their terms of office. Because the Fund’s Class I directors’ terms of office will expire in 2015, the Annual Meeting is being held for the election of such directors. The remaining Class II and Class III directors’ terms of office will expire in 2016, and 2017, respectively.

If authority is granted on the accompanying proxy card to vote in the election of directors, it is the intention of the person named in the proxy to vote at the Annual Meeting for the election of the nominees named below, who have consented to being named in the proxy statement and to serve if elected. If a nominee is unavailable to serve for any reason, the person named as proxy will vote for such other nominee selected by the Board of Directors, or the Board may reduce the number of directors as provided in the Fund’s By-Laws. The Fund currently knows of no reason why the nominees listed below would be unable or unwilling to serve if elected.

As of August 13, 2015, the Fund’s Board of Directors consisted of 5 members. The Class I directors of the Fund, Dr. Kay W. Tatum and Ms. Cecilia L. Gondor, are the two nominees for election, and their current terms as directors will expire on the date of the Annual Meeting or when their successors are elected and qualified. The nominees would serve until their successors have been elected and qualified.

Certain information regarding the nominees as well as the current directors and executive officers of the Fund is set forth below. Unless otherwise noted, the mailing address of each director and executive officer is c/o The Herzfeld Caribbean Basin Fund, Inc., 119 Washington Avenue, Suite 504, Miami Beach, FL, 33139.

Name, Address and Age	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Complex Overseen by Director	Other Directorships Held by Director
Nominee for Director — “Interested Person”
Cecilia L. Gondor ** Age: 53	Director	Current term expires 2015. 2014 to present.	Managing Member of L&M Management, a real estate management business, 2014-present. Executive Vice President of Thomas J. Herzfeld & Co., Inc., a broker dealer, 1984-2010, and Thomas J. Herzfeld Advisors, Inc., 1984-2014.	1	None
Nominee for Director — Independent Director
Kay W. Tatum, Ph.D., CPA Age: 63	Director	Current term expires 2015. 2007 to present.	Associate Professor of Accounting, University of Miami School of Business Administration, 1992-present; Chair, Department of Accounting, 2004-2008; Assistant Professor of Accounting, University of Miami, 1986-1992.	1	None

Name, Address and Age	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Complex Overseen by Director	Other Directorships Held by Director
Current Directors and Officers
Independent Directors:
John A. Gelety Age: 47	Director	Current term expires 2016. 2011 to present.	John A. Gelety, P.A., attorney at law, a transactional law firm that specializes in business law, with a concentration on domestic and cross-border mergers & acquisitions, private equity and commercial transactions, 2005- present.	1	None
Ann S. Lieff Age: 63	Director	Current term expires 2016. 1998 to present.	President of the Lieff Company, a management consulting firm that offers ongoing advisory services as a corporate director, 1998-present; former CEO of Spec’s Music, 1980-1998, a retailer of recorded music.	1	None
Kay W. Tatum	See “Nominee for Director – Independent Director” above
Interested Persons:
Thomas J. Herzfeld*** Age: 70	President, Chairman, Director and Portfolio Manager	Current term expires 2017. 1993 to present.	Chairman and President of Thomas J. Herzfeld & Co. Inc., a broker dealer, 1981-2010, and Thomas J. Herzfeld Advisors, Inc. 1984- present.	2	The Cuba Fund, Inc. (in registration)
Cecilia L. Gondor	See “Nominee for Director – Interested Person” above
Officers:
Erik M. Herzfeld Age:41	Portfolio Manager	2008 to present
Co-President of Thomas J. Herzfeld Advisors, Inc., 2015-present; Portfolio Manager of Thomas J. Herzfeld Advisors, Inc., 2007 to present; Managing Director of Thomas J. Herzfeld Advisors, Inc. 2007-2015; Vice President JPMorgan Chase 2000-2007, foreign exchange options trading.
				N/A	N/A
Reanna J. M. Lee Age: 29	Secretary, Treasurer, CCO	Officer since 2014
In-house counsel of Thomas J. Herzfeld Advisors, Inc. 2012 to present; Chief Compliance Officer of Thomas J. Herzfeld Advisors, Inc., 2013 to present; Reanna J. M. Lee, a law firm with areas of practice including intellectual property and entertainment law, 2011 to present.
				N/A	N/A

*	Each director serves a three-year term after which the director may be re-elected for additional three-year terms.
**	An “interested person” (as defined in the Investment Company Act of 1940, as amended (“1940 Act”)) of the Fund because she was formerly an officer and employee of the Fund’s investment adviser.
***	An “interested person” (as defined in the Investment Company Act of 1940, as amended (“1940 Act”)) of the Fund because he is an officer and employee of the Fund’s investment adviser.

Ownership of Fund Securities by Directors

Name	Dollar Range of Equity in the Fund****	Number of Shares Held****	Percent of Class****
Interested Directors:
Thomas J. Herzfeld	Over $100,000	318,005	5.68%
Cecilia L. Gondor	$10,001 - $50,000	3,800	0.07%

Independent Directors:
Ann S. Lieff	Over $100,000	11,728	0.21%
John A. Gelety	$10,001 - $50,000	2,168	0.04%
Kay W. Tatum, Ph.D., CPA	$0 - $10,000	1,000	0.02%

All directors as a group (five persons)	N/A	336,701	6.02%

****	As of August 13, 2015

None of the Independent Directors, and no immediate family members of any Independent Director, owns securities of the Fund’s investment adviser, or any control person of the Fund’s investment adviser.

The Board of Directors of the Fund held four regular meetings, and two special telephonic meetings during the Fund’s fiscal year ended June 30, 2015. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of each committee of which he or she was a member.

Director Qualification

The following is a brief discussion of the experience, qualifications, attributes and/or skills that led to the Board of Directors’ conclusion that each individual identified below is qualified to serve as a Director of the Fund. In determining that a particular Director was qualified to serve as a Director, the Board has considered a variety of criteria, none of which was controlling. The Board believes that the Directors’ ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with Thomas J. Herzfeld Advisors, Inc. (the "Adviser"), other service providers, counsel and independent auditors, and to exercise effective business judgment in the performance of their duties, support the conclusion that each Director is qualified to serve as a Director of the Fund.

In addition, the following specific experience, qualifications, attributes and/or skills apply to each Director: Mr. Herzfeld is the Chairman and President of Thomas J. Herzfeld Advisors, Inc., and serves as a director for the Cuba Fund, Inc.; Ms. Lieff is the President of the Lieff Company and former CEO of a music retailer; Dr. Tatum is an Associate Professor of Accounting at the University of Miami School of Business Administration and former Chair of the Department of Accounting; Mr. Gelety is the founding shareholder of John A. Gelety, P.A., a transactional law firm that specializes in business law, with a concentration on domestic and cross-border mergers and acquisitions, private equity and commercial transactions; and Ms. Gondor is the former Executive Vice President of Thomas J. Herzfeld Advisors, Inc., a former officer of the Fund, and is currently a managing member of L&M Management, a real estate management company.

In its periodic self-assessment of the effectiveness of the Board, the Board considers the complementary individual skills and experience of the individual Directors primarily in the broader context of the Board’s overall composition so that the Board, as a body, possesses the appropriate (and appropriately diverse) skills and experience to oversee the business of the Fund. The summaries set forth above as to the experience, qualifications, attributes and/or skills of the Directors do not constitute holding out the Board or any Director as having any special expertise or experience, and do not impose any greater responsibility or liability on any such person or on the Board as a whole than would otherwise be the case.

The Board has determined that its leadership structure is appropriate given the business and nature of the Fund. In connection with its determination, the Board considered that Thomas J. Herzfeld is an “interested person” (as such term is defined in the 1940 Act) of the Fund and currently serves as the Chairman of the Board. The Independent Directors believe that the Chairman’s history of effecting meaningful dialogue between Fund management, service providers, counsel, independent auditors and the Independent Directors has been of great benefit to the Fund and its Board. The Independent Directors have further determined that they can act independently and effectively without having an Independent Director serve as Chairman. Nonetheless, as currently composed, the Independent Directors constitute a substantial majority of the Board.

The Board also considered that the chairperson and every member of each Board committee is an Independent Director, which yields similar benefits with respect to the functions and activities of the various Board committees. Through the committees, the Independent Directors consider and address important matters involving the Fund, including those presenting conflicts or potential conflicts of interest for management. The Independent Directors also regularly meet outside the presence of management with Fund counsel. The Board has determined that its committees help ensure that the Fund has effective and independent governance and oversight. The Board also believes that its leadership structure facilitates the orderly and efficient flow of information to the Independent Directors from Fund management.

Audit Committee

The Audit Committee of the Board currently consists of Dr. Tatum, Mr. Gelety, and Ms. Lieff none of whom is an “interested person” of the Fund. Each member of the Audit Committee is considered independent under the applicable NASDAQ Capital Market listing standards. The Board has determined that Dr. Tatum qualifies as an “audit committee financial expert” and that she is “independent” of the Fund as such terms are defined in Item 3 of Form N-CSR. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Fund’s website at www.herzfeld.com/cuba.htm. The Audit Committee reviews the scope of the audit by the Fund’s independent auditors, confers with the auditors with respect to the audit and the internal accounting controls of the Fund and with respect to such other matters as may be important to an evaluation of the audit and the financial statements of the Fund, and makes recommendations with respect to the selection of auditors for the Fund.

Audit Committee Report

The Audit Committee has reviewed and discussed the Fund’s audited financial statements for the fiscal year ended June 30, 2015, with Fund management. Further, the Audit Committee has discussed with KPMG LLP (“KPMG”), the Fund’s independent auditors, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees). The Audit Committee has received the written disclosures and a letter from KPMG required by Public Company Accounting Oversight Board (“PCAOB”) Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed with KPMG their independence. Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Fund be included in the Fund’s annual report to stockholders for filing with the U.S. Securities and Exchange Commission for the fiscal year ended June 30, 2015. The Audit Committee met twice during the fiscal year ended June 30, 2015.

Kay W. Tatum
John A. Gelety
Ann S. Lieff

Nominating Committee

The Board has a Nominating Committee comprised solely of independent directors which currently consists of Ms. Lieff, Dr. Tatum and Mr. Gelety. The Nominating Committee is responsible for reviewing and recommending qualified candidates in the event that a directorship is vacated or created, and operates under a written charter, a copy of which is available on the Fund’s website at www.herzfeld.com/cuba.htm. The Nominating Committee will not consider nominees recommended by stockholders. Each member of the Nominating Committee is an independent director under the rules promulgated by NASDAQ. The Nominating Committee believes that candidates for director should have certain minimum qualifications, including (i) the ability to apply good business judgment and must be in a position to properly exercise their duties of loyalty and care; (ii) proven leadership capabilities, high integrity and moral character, significant business experience and a high level of responsibility within their chosen fields; (iii) the ability to quickly grasp complex principles of business, finance, international transactions and the regulatory environment in which investment companies must operate; and (iv) the ability to read and understand basic financial statements, however the committee retains the right to modify these minimum qualifications from time to time. In general, candidates will be preferred who hold an established senior or executive level position in business, finance, law, education, research or government. The committee’s process for identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to the Fund during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Fund, if any, during their term, and confirms their independence if applicable. In the case of new director candidates, the committee first determines whether the nominee must be independent for purposes of The Nasdaq Stock Market and whether the candidate must be considered a disinterested director under the 1940 Act. In either case, determinations are based upon the Fund’s charter and bylaws, applicable securities laws, the rules and regulations of the SEC, the rules of FINRA, and the advice of counsel, if necessary. The committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee then meets to discuss and consider such candidates’ qualifications and recommend the nominee. The Nominating Committee held two meetings during the last fiscal year.

Stockholders and other interested parties may contact the Board or any member of the Board by mail. To communicate with the Board or any member of the Board correspondence should be addressed to the Secretary of the Fund, Attention Board of Directors. All such correspondence should be sent c/o the Fund at 119 Washington Avenue, Suite 504, Miami Beach, Florida, 33139.

For the fiscal year ended June 30, 2015, the aggregate Director compensation paid by the Fund was $122,300. The compensation paid by the Fund to each of its Directors serving during the fiscal year ended June 30, 2015 is set forth in the compensation table below. Directors are also reimbursed for related business expenses. Directors who are current employees or officers of the Fund’s investment adviser (currently Mr. T. Herzfeld) are not paid compensation for their service as a Director. None of the other Directors serves on the board of any other registered investment company to which the Fund’s investment adviser or an affiliated person of the Fund’s investment adviser provides investment advisory services. Directors and executive officers of the Fund do not receive pension or retirement benefits from the Fund.

Name of Person and Position with Fund	Aggregate Compensation from the Fund	Pensions or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Fund Complex Paid to Directors
Thomas J. Herzfeld*	$0	$0	$0	$0
President and Director

Ann S. Lieff	$29,900	$0	$0	$29,900
Director

Michael A. Rubin	$1,500	$0	$0	$1,500
Director (retired Nov. 2014)

Kay W. Tatum	$32,900	$0	$0	$32,900
Director

John A. Gelety	$29,900	$0	$0	$29,900
Director

Cecilia L. Gondor*	$28,100	$0	$0	$28,100
Director (appointed Sept. 2014)

*	“Interested person” of the Fund as defined by Section 2(a)(19) of the 1940 Act.

The Fund does not have a formal policy regarding attendance by directors at annual meetings of stockholders but encourages such attendance. All members of the Board attended the Fund’s 2014 Annual Meeting.

THE BOARD, INCLUDING ALL THE DIRECTORS WHO ARE NOT "INTERESTED PERSONS" (AS DEFINED IN THE 1940 ACT) OF THE FUND (THE "INDEPENDENT DIRECTORS") RECOMMENDS THAT THE FUND’S STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR.

ADDITIONAL INFORMATION

HERZFELD/CUBA (the “Adviser”), a division of Thomas J. Herzfeld Advisors, Inc., with offices at 119 Washington Avenue, Suite 504, Miami Beach, Florida 33139, serves as the Fund’s investment adviser pursuant to an investment advisory contract dated September 10, 1993. The Adviser also provides certain administration services to the Fund pursuant to the terms of the investment advisory contract.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, ("KPMG") independent registered public accounting firm, has been selected by the Board as the Fund’s independent auditor for the current fiscal year ending on June 30, 2016. A representative of KPMG will be available at the meeting and will have the opportunity to respond to appropriate questions from stockholders and to make such statements as desired.

Independent Auditor’s Fees

The following table sets forth the aggregate fees and percentage of total fees charged by the independent auditor for the two most recent fiscal years for professional services rendered for: (i) the audit of the annual financial statements and the review of the financial statements included in the Fund’s report to stockholders; (ii) audit-related services; (iii) tax compliance, tax advice, and tax planning; (iv) all other products and services provided to the Fund which included matters related to regulatory issues and preparation of unaudited financial statements.
Fiscal Year Ended June 30,	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees
2015	$47,000 (81.03%)	$0 (0%)	$11,000 (18.97%)	$0 (0%)
2014	$47,000 (81.74%)	$0 (0%)	$10,500 (18.26%)	$0 (0%)

The Fund’s Audit Committee charter requires that the Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed for the Fund by its independent public accountants in one of two methods. Under the first method, the engagement to render the services would be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided (i) the policies and procedures are detailed as to the services to be performed, (ii) the Audit Committee is informed of each service, and (iii) such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Fund’s management. Under the second method, the engagement to render the services would be presented to and pre-approved by the Audit Committee (subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit). At the present time, the Audit Committee has not adopted pre-approval policies and procedures, and would use the second method for pre-approval provided for in its charter. All of the audit, audit-related and tax services described above for which the independent public accountants billed the registrant fees for the fiscal years ended June 30, 2014 and 2015 were pre-approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of August 13, 2015, to the knowledge of the Fund, no person beneficially owned more than 5% of the voting securities of any class of securities of the Fund, except as listed below:

Stockholder Name and Address	Class of Shares	Share Holdings	Percentage Owned
Thomas J. Herzfeld 119 Washington Avenue, Suite 504 Miami Beach, FL 33139	Common Stock	318,005 shares	5.68%

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 30(h) of the 1940 Act and Section 16(a) of the Securities Exchange Act of 1934 require the Fund’s directors, executive officers and certain other persons (collectively, “Reporting Persons”), to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of equity securities of the Fund. Reporting Persons are required by SEC regulations to furnish the Fund with copies of all Section 16(a) forms they file. To the Fund’s knowledge, based solely on review of the copies of such reports furnished to the Fund during the fiscal year ended June 30, 2015, all Section 16(a) filing requirements applicable to the Reporting Persons were complied with except that Ms. Lee failed to timely file Form 3. The filing was required solely as a result of her appointment as an officer of the Company and was not related to any transactions in the Company’s shares.

STOCKHOLDER PROPOSALS

Proposals intended to be presented by stockholders for consideration at the 2016 Annual Meeting of Stockholders must be received by the Secretary of the Fund no later than May 1, 2016, in order to be included in the proxy statement for the meeting. A stockholder who wishes to make a proposal at the 2016 Annual Meeting of stockholders without including the proposal in the Fund’s proxy statement must notify the Fund, and the Fund’s officers, of such proposal no earlier than August 11, 2016 (90 days prior), and no later than September 11, 2016 (60 days prior, assuming a November 10, 2016 meeting.) If a stockholder fails to give notice by the later date, then the persons named as proxies in the proxies solicited by the Board for the 2016 Annual Meeting of Stockholders may exercise discretionary voting power with respect to any such proposal.

To submit a proposal, a stockholder must own 1% or $2,000 worth of shares of the Fund for at least one year and must own those shares through the date of the 2016 Annual Meeting. Stockholders who qualify may submit only one proposal per Annual Meeting, and the proposal may be no longer than 500 words.

REPORTS TO STOCKHOLDERS AND FINANCIAL STATEMENTS

The Annual Report to Stockholders of the Fund, including audited financial statements of the Fund for the fiscal year ended June 30, 2015, is being mailed to stockholders. The Annual Report should be read in conjunction with this Proxy Statement but is not part of the proxy soliciting material. A copy of the Annual Report may be obtained from the Fund, without charge, by contacting the Fund in writing at the address on the cover of this Proxy Statement, or by calling 800-854-3863 or 305-271-1900.

OPEN MATTERS

Management of the Fund does not know of any matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement. If any other business should come before the meeting, the proxy will vote thereon in accordance with her best judgment.

By Order of the Directors,
Reanna J. M. Lee
Secretary
The Herzfeld Caribbean Basin Fund, Inc.

Dated: August 31, 2015

IF YOU CANNOT ATTEND THE ANNUAL MEETING, IT IS REQUESTED THAT YOU COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED SO THAT THE MEETING MAY BE HELD AND ACTION TAKEN ON THE MATTERS DESCRIBED HEREIN WITH THE GREATEST POSSIBLE NUMBER OF SHARES PARTICIPATING.